UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2021

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Staffing 360 Solutions, Inc. 2021 Omnibus Incentive Plan

On October 14, 2021, Staffing 360 Solutions, Inc. (the “Company”) held its 2021 virtual annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the 2021 Omnibus Incentive Plan (the “Plan”), pursuant to which the Company may grant equity incentive awards to key employees, key contractors, and non-employee directors of the Company. The Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly or in combination, and that may be paid in cash, shares of the Company’s common stock, or a combination of cash and common stock. A total of 500,000 shares of common stock are reserved for grant under the Plan subject to adjustment in certain circumstances to prevent dilution or enlargement. The Plan had been previously approved by the Company’s board of directors (the “Board”) on August 17, 2021, subject to stockholder approval, and will terminate on August 17, 2031.

The description of the Plan and such portions of the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on August 23, 2021 are qualified in their entirety by reference to the full text of the Plan, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Election of Directors

As previously reported in the Proxy Statement, the terms of the Company’s Class I directors, Dimitri Villard, Nicholas Florio and Vincent Cebula, and Non-Classified Director, Brendan Flood, were scheduled to expire at the Annual Meeting, and the Board nominated for re-election at the Annual Meeting Dimitri Villard, Nicholas Florio and Vincent Cebula as Class I directors and Brendan Flood as Non-Classified director.

At the Annual Meeting, Mr. Cebula, Mr. Villard and Mr. Florio were elected as Class I directors of the Board to serve for a term expiring at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) or until his or her successor is elected or qualified. At the Annual Meeting, Mr. Flood was elected as Non-Classified director of the Board to serve for a term expiring at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) or until his or her successor is elected or qualified.

For more information about the matters above, see the Company’s Proxy Statement, the relevant portions of which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the proposals set forth below were submitted to a vote of the Company’s stockholders. The final voting results are as follows:

1.	Elect Dimitri Villard, Nicholas Florio and Vincent Cebula as Class I Directors to serve until the 2023 Annual Meeting, and to elect Brendan Flood as a Non-Classified Director to serve until the 2022 Annual Meeting, or until successors have been duly elected and qualified.

	For	Against	Abstain	Broker non-votes
Dimitri Villard (Class I Director)	1,686,067	278,173	48,155	3,385,876
Nicholas Florio (Class I Director)	1,675,733	285,391	51,271	3,385,876
Vincent Cebula (Class I Director)	1,695,414	264,068	52,913	3,385,876
Brendan Flood (Non-Classified Director)	1,678,606	289,859	43,930	3,385,876

2.	To approve the Plan.

For	Against	Abstain	Broker non-votes
1,626,301	355,985	30,109	3,385,876

3.	Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2021 fiscal year.

For	Against	Abstain
5,080,255	192,048	125,968

For more information about the foregoing proposals, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	2021 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2021	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman, President and Chief Executive Officer